SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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LIQUIDMETAL TECHNOLOGIES

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TABLE OF CONTENTS

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
VOTING RIGHTS AND SOLICITATION
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
PROPOSAL 2: REINCORPORATION FROM CALIFORNIA TO DELAWARE
PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS
REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
AGREEMENT AND PLAN OF MERGER OF LIQUIDMETAL TECHNOLOGIES, INC. (A DELAWARE CORPORATION) AND LIQUIDMETAL TECHNOLOGIES (A CALIFORNIA CORPORATION)
Recitals
ARTICLE I Merger
ARTICLE II Charter Documents, Directors and Officers
ARTICLE III Manner of Conversion of Stock
ARTICLE IV General
APPENDIX B
CERTIFICATE OF INCORPORATION OF LIQUIDMETAL TECHNOLOGIES, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
APPENDIX C
BYLAWS OF LIQUIDMETAL TECHNOLOGIES, INC.
ARTICLE I Offices
ARTICLE II Stockholders
ARTICLE III Board of Directors
ARTICLE IV Officers
ARTICLE V Capital Stock
ARTICLE VI Indemnification
ARTICLE VII Miscellaneous
ARTICLE VIII Amendments
ARTICLE IX Certificate of Incorporation
CERTIFICATE OF ADOPTION BY THE SECRETARY OF LIQUIDMETAL TECHNOLOGIES, INC.
APPENDIX D
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

100 North Tampa Street

Suite 3150
Tampa, Florida 33602

NOTICE OF
2003 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 20, 2003

To the Shareholders of Liquidmetal Technologies:

      You are cordially invited to attend the annual meeting of shareholders of Liquidmetal Technologies, which will be held at the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida, on Tuesday, May 20, 2003, at 11:00 a.m., local time, for the following purposes:

1. To elect three directors to hold office until the 2005 annual meeting of shareholders and two directors to hold office until the 2006 annual meeting of shareholders, and in each case, until their successors are elected and qualified;

2. To approve changing Liquidmetal Technologies’ state of incorporation from California to Delaware;

3. To ratify the appointment of Deloitte & Touche LLP as Liquidmetal’s independent public accountants for 2003; and

4. To transact any other business as may properly come before the annual meeting.

      Shareholders of record at the close of business on April 1, 2003, will be entitled to vote at the annual meeting. Information relating to the matters to be considered and voted on at the annual meeting is set forth in the proxy statement accompanying this notice. A copy of our annual report for 2002 also is enclosed.

      Please read the proxy statement and vote your shares as soon as possible. To ensure your representation at the annual meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the annual meeting. A proxy and a self-addressed stamped envelope are enclosed. If you attend the annual meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ BRIAN MCDOUGALL

Brian McDougall
Secretary

April 15, 2003

100 North Tampa Street

Suite 3150
Tampa, Florida 33602

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF SHAREHOLDERS

       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liquidmetal Technologies for the annual meeting of shareholders to be held at the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida, on Tuesday, May 20, 2003, at 11:00 a.m., local time, or any adjournment or postponement of the annual meeting.

      If the accompanying proxy form is completed, signed, dated, returned to us, and not revoked, the shares represented by the proxy will be voted at the annual meeting as directed by the shareholder on the proxy. The giving of the proxy does not affect the right to vote in person if the shareholder attends the annual meeting. The shareholder may revoke the proxy at any time prior to the voting of the shares represented by the proxy.

      This proxy statement and our annual report for the year ended December 31, 2002, are first being mailed on or about April 15, 2003, to shareholders entitled to vote at the annual meeting.

      Pursuant to, and in accordance with, the rules of the Securities and Exchange Commission, where allowed, we are delivering only one copy of this proxy statement and our annual report to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and our annual report to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder residing at a shared address and would like to request an additional copy of this proxy statement or our annual report now or with respect to future mailings (or to request to receive only one copy of this proxy statement and our annual report and if you are currently receiving multiple copies), then please call or write Liquidmetal Technologies, Attention: Investor Relations at 100 N. Tampa St., Suite 3150, Tampa, Florida 33602; (813) 314-0280, Ext. 225.

VOTING RIGHTS AND SOLICITATION

Voting

      The record date for the annual meeting is April 1, 2003. Only shareholders of record as of the close of business on the record date are entitled to receive notice of the annual meeting and to vote at the annual meeting. As of the record date, 41,576,523 shares of common stock were outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

      Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the annual meeting, who will also determine whether a quorum is present for the transaction of business. Our bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

      Under California law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Accordingly, for each class of directors being elected, the three nominees (in the case of CLASS I) or two nominees (in the case of CLASS II) receiving the greatest number of affirmative votes will be elected.

      With respect to the ratification of the appointment of Deloitte & Touche as our independent public accountants for 2003, the affirmative vote of a majority of the shares present or represented and voting at the annual meeting will constitute the ratification of this proposal. Accordingly, abstentions and broker non-votes can have the effect of preventing approval of the ratification of the selection of Deloitte & Touche as our independent public accountants if the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

      The affirmative vote of a majority of the shares of common stock outstanding will be required to approve the change of our state of incorporation from California to Delaware. Accordingly, abstentions and broker non-votes can have the effect of preventing approval of the reincorporation.

Proxies

      Whether or not you are able to attend the annual meeting, you are urged to complete and return the enclosed proxy card, which is solicited by the board of directors and which will be voted as you direct on your proxy card when properly completed. In the event no directions are specified, such proxies will be voted for the approval of the proposals described in the accompanying notice and this proxy statement and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may revoke or change your proxy at any time before the annual meeting. To do this, send a written notice of revocation or another signed proxy card with a later date to the Secretary of Liquidmetal at Liquidmetal’s principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person.

Solicitation of Proxies

      Proxies solicited by this proxy statement may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting. Proxies solicited by this proxy statement will be returned to the Secretary of Liquidmetal and will be tabulated by an inspector of elections designated by the board of directors who will not be employed by Liquidmetal.

      We will bear the entire cost of solicitation of proxies by mail on behalf of the board of directors. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of Liquidmetal without additional compensation. We also have made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record to the beneficial owners of such shares. We will reimburse such record holders for their reasonable out-of-pocket expenses.

Annual Report

      Our annual report for the year ended December 31, 2002 has been mailed with this proxy statement and the notice of annual meeting to all stockholders entitled to notice of and to vote at the annual meeting. Our annual report is not incorporated into this proxy statement and is not considered proxy soliciting material.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

      The board of directors recommends the following nominees for election as directors and urges each shareholder to vote “FOR” the nominees. Executed proxies in the accompanying form will be voted at the annual meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

      At the annual meeting, five directors are to be elected. Each person nominated for election has agreed to serve if elected, and the board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons designated as proxies will vote for any nominee who is designated by our current board of directors to fill the vacancy.

      Our board of directors is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving three-year terms expiring at the third annual meeting of shareholders after their elections or until their respective successors have been elected and qualified. CLASS I currently consists of four directors whose term was scheduled to expire in 2002. Because successors to the current CLASS I directors have not yet been elected, CLASS I directors will be elected at the annual meeting. CLASS II currently consists of four directors, and their term will also expire at the annual meeting. CLASS III currently consists of three directors, and their term will expire at the 2004 annual meeting of shareholders.

      In March 2003, our board of directors undertook an examination and analysis of evolving corporate governance standards and practices relating to public company boards. In the course of this examination, the board considered a variety of existing and proposed regulations, laws, standards, and recommended practices relating to board size, director independence, and time commitment levels associated with effective service on a public company board. As a result of this analysis, the board determined that it would be advisable and in the best interest of our shareholders to decrease the size of our board and modify its composition. In furtherance of this goal, four current directors have voluntarily elected to vacate their board seat or decline to stand for re-election at the annual meeting. These four directors, each of whom will cease to be a director as of the annual meeting, are: Ricardo A. Salas (CLASS I), Jack Chitayat (CLASS II), Shekhar Chitnis (CLASS II), and Betsy S. Atkins (CLASS III). Thus, following the annual meeting, our board will consist of seven members, and we will have four vacancies on the board. The board currently intends to fill up to two of these vacancies during the next six months with individuals who will satisfy all existing and proposed independence standards of the Nasdaq Stock Market and the Securities and Exchange Commission. The other two vacancies will not be filled, and the number of total seats on the board will be reduced to nine as of the date of the annual meeting. Any new directors will, regardless of their class, stand for re-election at the first annual shareholder meeting following their appointment.

      Consequently, at the annual meeting, three CLASS I directors will be elected to serve until their terms expire at the 2005 annual meeting of shareholders, and two CLASS II directors will be elected to serve until their terms expire at the 2006 annual meeting of shareholders, or in each case until their respective successors have been elected and qualified. Proxies cannot be voted for more than three CLASS I directors and two CLASS II directors. Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the annual meeting.

NOMINEES FOR DIRECTORS

CLASS I — TERM TO EXPIRE AT THE 2005 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

John Kang	40	John Kang has been our Chief Executive Officer and President since June 2001 and has been one of our directors since 1994. From December 1994 to December 2000, he served as Chairman of our board of directors in a non-employee capacity, and from December 2000 to June 2001, he served as Chairman of our board of directors in an employee capacity. From July 1996 to September 2000, Mr. Kang served variously as Chief Executive Officer, President, and a director of Medical Manager Corporation, a public company traded on the Nasdaq National Market until its sale in September 2000 to WebMD Corporation. From 1988 to 1995, he was Chairman of the board of directors of Clayton Group, Inc., a private company engaged in the distribution of waterworks equipment. Mr. Kang received a B.A. degree in Economics from Harvard College in 1985. Mr. Kang is the brother of James Kang, the Chairman of our board of directors.

William Johnson, Ph.D.	54	William Johnson, Ph.D., has served as the Vice Chairman of our board of directors since June 2000 and has been employed as our executive Vice Chairman, Technology, since October 2001. Since 1997, Professor Johnson has been the Mettler Professor of Engineering and Applied Physics at Caltech. He held a Visiting Professor appointment at the Metal Physics Institute in Gottingen, Germany (1983) and received a Von Humbolt Distinguished Scientist Fellowship in Gottingen (1988). He is the 1995 recipient of the TMS/AIME Hume Rothery Award for his experimental work. He received a B.A. degree in Physics from Hamilton College and a Ph.D. degree in Applied Physics from Caltech. He spent two years at IBM’s Research Center (1975-1977). At Caltech, Professor Johnson directed the research that led to the discovery of our bulk Liquidmetal alloy.

Tjoa Thian Song	38	Tjoa Thian Song has served as a director since 1996. Since 1995, Mr. Tjoa has been the Executive Director of Greatland Company Pte. Ltd., a Singapore-based distributor and manufacturer of tobacco products. Since 1972, Greatland Company has been the international distributor for P.T.Gudang Garam, an Indonesian cigarette manufacturer listed on the Jakarta Stock Exchange. Mr. Tjoa received his B.S. degree in Electrical Engineering from the University of Texas at Austin in 1986 and also received an M.B.A. degree from the National University of Singapore.

CLASS II — TERM TO EXPIRE AT THE 2006 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

Henri Tchen	56	Henri Tchen has served as a director since April 2002. Since October 1998, he has served as Vice President and co-founder of Synapse Capital, LLC, which is engaged in venture capital investing and private wealth management. From August 1994 to September 1998, he served as the Chief Financial Officer of Kingston Technology Corporation, where he negotiated the ultimate sale of a majority of the company for approximately $1.5 billion. Mr. Tchen received his M.B.A. degree in Finance, Marketing, and Accounting from Columbia University Graduate School of Business in 1973, and a B.S. degree in Applied Economics from the University of Brussels in 1971.

Jeffrey Oster	61	Jeffrey Oster has served as a director since April 2002. In 1998, he retired as a Lieutenant General from the United States Marine Corps, having served almost 35 years of active duty. General Oster has provided independent consulting services in defense- related matters since his retirement in 1998. From July 1993 until his retirement in 1998, he served as the Deputy Chief of Staff for Programs and Resources where he was responsible for all aspects of financial management for the United States Marine Corps, including development, implementation, and execution of the strategic financial plan and the annual $17.5 billion budget. General Oster had a lead role in defining, supporting, and defending the United States Marine Corps resource requirements in the Department of Defense, the Office of Management and Budget, the White House, and before Congress. General Oster received his B.S. degree in Geology in 1963 and an M.B.A. degree in 1975, both from the University of Wisconsin.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS III — TERM EXPIRES AT THE 2004 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information

James Kang	42	James Kang has served as a director since December 1994 and as the Chairman of our board of directors since June 2001. From December 1994 to June 2001, he served variously as our Chief Executive Officer and President. Mr. Kang received a B.A. degree in Marketing from the University of Illinois in 1983, and an M.B.A. degree from the Kellogg School of Management at Northwestern University in 1985. Mr. Kang is the brother of John Kang, our Chief Executive Officer and President.

David Browne	43	David Browne has served as a director since April 2002. Since 2002, Mr. Browne has served as the President and Chief Executive Officer of Family Christian Stores. Mr. Browne served as President and Chief Executive Officer of LensCrafters, Inc. from 1990 to 1999. From 1998 to 1999, he also served on the board of directors and as Co-Chief Executive Officer of Luxottica Group, an Italy-based optical frame manufacturer and the parent company of LensCrafters, Inc., where he led the acquisition of Bausch & Lomb’s Ray-Ban Division. Mr. Browne is also a director of Athletes In Action, an international Christian sports ministry, the National Underground Railroad Freedom Center, and a former member of the board of directors of the Points of Light Foundation in Washington, D.C., where he was actively involved in the President’s Summit on Volunteerism. Mr. Browne received his B.S. degree in Economics from University of Pennsylvania in 1981.

PROPOSAL 2:

REINCORPORATION FROM CALIFORNIA TO DELAWARE

      The board of directors recommends changing Liquidmetal’s state of incorporation from California to Delaware and to adopt a new charter and bylaws in connection with the reincorporation. The board of directors urges each shareholder to vote “FOR” the reincorporation and the adoption of a new charter and bylaws. Executed proxies in the accompanying form will be voted at the annual meeting in favor of the reincorporation and the adoption of a new charter and bylaws, unless authority to do so is withheld.

      In considering this proposal, shareholders should consider carefully the discussion in this proxy statement regarding the reincorporation and our new charter and bylaws and review our new charter and bylaws that will be adopted in connection with the reincorporation, both of which are attached as Appendix B and Appendix C, respectively, to this proxy statement.

Reasons for Reincorporating in Delaware

      Our board of directors believes that it is in the best interests of Liquidmetal and its shareholders to change Liquidmetal’s state of incorporation from California to Delaware and to adopt a new charter and bylaws in connection with the reincorporation. Changing Liquidmetal’s state of incorporation to Delaware will permit us to draw upon well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provides a reliable foundation upon which the board and management governance decisions can be based.

      For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state, and in furtherance of that policy, has adopted comprehensive, modern, and flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Both the Delaware legislature and courts have demonstrated the ability and willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. As a result, many corporations have chosen Delaware initially as their state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to the reincorporation we are proposing. Our board of directors believes that our shareholders would benefit from the responsiveness of Delaware corporate law to their needs and to those of Liquidmetal.

      In addition, the proposed reincorporation would permit us to limit the liability of directors and to provide indemnification to our officers, directors, and employees to a degree greater than is presently possible under California law. We seek to retain the most capable individuals available to serve as officers and directors. The board of directors believes that changing our domicile to Delaware may be a significant factor in attracting such individuals and in encouraging existing directors and officers to continue to serve in these capacities and in freeing them to make corporate decisions on their own merits rather than out of a desire to avoid personal liability. It should be noted, however, that there may be an inherent conflict of interest in the board of directors’ recommendation of the proposed reincorporation due to the interest of the members of the board of directors in obtaining the protection of such limited liability provisions.

      The proposed reincorporation is not an attempt to remove shareholder protections in place under California law and our current charter and bylaws. To the contrary, our board of directors believes that Delaware law will provide in many respects greater protections to our shareholders than California law. Moreover, the provisions of our new charter and bylaws that will be adopted in connection with the reincorporation are similar to those currently in place. Nonetheless, there are certain differences in these documents and under California law and Delaware law. See the sections entitled “Differences in the Charters and Bylaws of Liquidmetal Technologies and Liquidmetal Delaware” and “Significant Differences Between the Corporation Law of California and Delaware” for a discussion of the effects of these differences.

Mechanics Of Reincorporation

      Changing our state of incorporation from California to Delaware would be accomplished by merging Liquidmetal Technologies, which is the existing California corporation, into Liquidmetal Technologies, Inc. (“Liquidmetal Delaware”), a newly-formed Delaware corporation that is wholly owned by Liquidmetal Technologies, pursuant to an Agreement and Plan of Merger substantially in the form attached as Appendix A to this proxy statement. Pursuant to the merger agreement, each outstanding share of Liquidmetal Technologies common stock, no par value, would be automatically converted into one share of common stock of Liquidmetal Delaware, par value $.001 per share, upon the effective date of the reincorporation merger.

      Following the reincorporation merger, each stock certificate representing issued and outstanding shares of Liquidmetal Technologies common stock would continue to represent the same number of shares of common stock of Liquidmetal Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF LIQUIDMETAL DELAWARE. Shareholders may, however, exchange their certificates if they so choose. Shares of Liquidmetal Technologies common stock converted into shares of Liquidmetal Delaware’s common stock would continue to trade on the Nasdaq National Market under the same symbol (LQMT) as the shares of our common stock are currently traded.

      If approved by our shareholders, it is anticipated that the reincorporation merger will become effective as soon as practicable following the annual meeting. The reincorporation, however, may be abandoned either before or after shareholder approval if circumstances arise that, in the opinion of our board of directors, make it inadvisable to proceed.

Consequences of the Reincorporation

      The reincorporation would result in a change in our legal domicile and certain other changes of a legal nature that are described in this proxy statement. The proposed reincorporation would not result in any change in our business, management, fiscal year, assets or liabilities, or location of the principal facilities. The following discussion provides an overview of how the reincorporation would affect certain matters.

Board of Directors

      Following the reincorporation merger, our board of directors would continue to consist of the directors holding office prior to the reincorporation merger.

Shareholder Rights

      Although the charter and bylaws of Liquidmetal Technologies and Liquidmetal Delaware are similar, there are certain differences in these documents. There also are differences under California law and Delaware law with respect to shareholder rights. See the sections entitled “Differences in the Charters and Bylaws of Liquidmetal Technologies and Liquidmetal Delaware” and “Significant Differences Between the Corporation Law of California and Delaware” for a discussion of the effects of these differences.

Employee Benefits

      All of our stock option plans would be assumed and continued by Liquidmetal Delaware, and each option or right issued pursuant to our option plans would be converted automatically into an option or right to purchase the same number of shares of Liquidmetal Delaware common stock, at the same price per share, upon the same terms, and subject to the same conditions currently in effect.

Number of Shares of Common Stock Outstanding

      The number of outstanding shares of common stock of Liquidmetal Delaware immediately following the reincorporation would equal the number of shares of our common stock outstanding immediately prior to the completion of the reincorporation merger.

Anti-Takeover Measures

      Our board of directors believes that a hostile takeover attempt may have a negative effect on the company and our shareholders. Takeover attempts that have not been negotiated or approved by the board of a corporation can seriously disrupt the business and management of a corporation and present the risk of terms that are less favorable to all the shareholders than would be available in a negotiated, board-approved transaction. By contrast, board-approved transactions can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders, with due consideration to matters such as capturing the value from longer term strategies, the recognition or postponement of gain or loss for tax purposes, and the management and business of the acquiring corporation.

      Our charter and bylaws that currently are in place already include certain provisions available to us under California law to deter hostile takeover attempts and to help provide adequate opportunity for the Board to consider and respond to a takeover offer. These provisions include elimination of cumulative voting and staggering our Board into three classes and electing directors for three-year terms. These provisions are also included in Liquidmetal Delaware’s charter and bylaws.

      Liquidmetal Delaware would also retain the rights currently available to Liquidmetal to issue shares of authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued common stock and preferred stock of Liquidmetal Delaware could be issued, or preferred stock could be created and issued with terms, provisions, and rights, to make a takeover of Liquidmetal Delaware more difficult, and therefore less likely. For example, additional shares could be used to dilute the stock ownership of persons seeking to obtain control of Liquidmetal Delaware. Nonetheless, Liquidmetal Delaware will have 100 million shares of common stock and 10 million shares of preferred stock authorized, which is less than the 200 million shares of common stock and 10 million shares of preferred stock that we currently have the authority to issue.

      Moreover, under Delaware law and Liquidmetal Delaware’s bylaws, stockholders holding an aggregate of 25% of the votes entitled to be cast have the ability to call a special stockholders meeting. Under California law, our shareholders holding an aggregate of 10% of the votes entitled to be cast to call a special meeting. This increase makes it more difficult for the stockholders of Liquidmetal Delaware to call a special meeting, which could make a takeover of Liquidmetal Delaware more difficult, and therefore less likely. We believe that this change is appropriate as it prevents an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the board of directors by calling a special stockholders’ meeting before the time that the board believes such consideration to be appropriate or the next annual stockholders’ meeting (provided that the holders meet the notice requirements for consideration of a proposal). In addition, stockholders of Liquidmetal Delaware also do not have the ability to make proposals with respect to a special meeting called by the board of directors, the Chairman of the board, or the Chief Executive Officer. Shareholders of Liquidmetal currently have the right to make proposals at such special meetings.

      Unlike the bylaws of Liquidmetal Technologies, Liquidmetal Delaware’s bylaws contain an advance notice requirement for shareholder proposals at annual shareholder meetings and do not allow proposals to be made at special shareholder meetings other than pursuant to the meeting notice. By requiring advance notice of proposed business, Liquidmetal Delaware’s bylaws provide the board of directors with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the board’s position on any such proposal, enabling the stockholders to better determine whether they desire to attend the meeting or grant a proxy to the board as to the disposition of such business. This bylaw provision may have the effect of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Liquidmetal Delaware, even if the conduct of such business or such attempt might be deemed to be beneficial to the company and its shareholders.

      In addition to specific anti-takeover measures, a number of differences between California and Delaware law could make an unapproved takeover attempt more difficult. For example, under Section 203 of the Delaware General Corporation Law, certain “business combinations” with “interested stockholders” of

Delaware corporations are subject to a three-year moratorium unless specified conditions are met. See the section below entitled “Significant Differences Between the Corporation Laws of California and Delaware — Stockholder Approval of Certain Business Combinations.” Although a Delaware corporation may, through its charter or bylaws, elect not to be governed by Section 203, Liquidmetal Delaware’s charter and bylaws do not contain such an election. Consequently, Section 203 will apply to business combinations involving Liquidmetal Delaware.

      To the extent that the reincorporation may provide greater deterrence to takeover offers and greater defenses against takeovers, the reincorporation may have the effect of discouraging or defeating future takeover attempts that a substantial number or majority of the Liquidmetal Delaware’s stockholders might wish to accept and that might provide a substantial premium over market prices. However, the board of directors believes that the potential suddenness and disadvantages of unapproved takeover attempts (such as disruption of our business and the possibility of terms which may be less favorable to all of the stockholders than would be available in a board-approved transaction) are sufficiently great that, on balance, prudent steps to reduce the likelihood of such takeover attempts and to help ensure that the board of directors has adequate opportunity to fully consider and respond to any takeover attempt and actively negotiate its terms are in our best interest and the best interest of our stockholders. The board of directors also believes that any additional defenses and deterrence provided by the reincorporation are incremental in light of our existing takeover defenses.

U.S. Federal Income Tax Consequences

      The reincorporation is intended to be tax free to us and our shareholders under the Internal Revenue Code. Accordingly, it is expected that no gain or loss would be recognized by the holders of shares of our common stock solely as a result of the reincorporation, and no gain or loss would be recognized by Liquidmetal Technologies or Liquidmetal Delaware. Each former holder of shares of the Liquidmetal Technologies common stock would have the same tax basis in the Liquidmetal Delaware common stock received by such holder pursuant to the reincorporation as such holder has in the shares of Liquidmetal Technologies common stock held by such holder at the effective time. Each shareholder’s holding period with respect to Liquidmetal Delaware common stock would include the period during which such holder held the shares of Liquidmetal Technologies common stock, so long as the latter were held by such holder as a capital asset at the effective time. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the reincorporation.

      We believe no gain or loss should be recognized by the holders of outstanding options to purchase shares of our common stock so long as such options (a) were originally issued in connection with the performance of services by the optionee and (b) lacked a readily ascertainable value (for example, the options were not actively traded on an established market) when originally granted and the options to purchase Liquidmetal Delaware’s common stock into which our outstanding options will be converted in the reincorporation also lack a readily ascertainable value when issued. Nonetheless, optionees should consult their own tax advisors regarding the federal income tax consequences to them of the reincorporation as well as any consequences under the laws of any other jurisdiction.

Accounting Consequences

      There will be no material accounting consequences for us resulting from the reincorporation.

Differences in the Charters and Bylaws of Liquidmetal Technologies and Liquidmetal Delaware

      The provisions of Liquidmetal Delaware’s charter and bylaws are similar to those of Liquidmetal Technologies’ charter and bylaws in many respects. Liquidmetal Technologies’ charter and bylaws are on file with the Securities and Exchange Commission and are available from us upon request. The proposed forms of Liquidmetal Delaware’s charter and bylaws are attached as Appendix A and Appendix B to this proxy statement, respectively. The following discussion is only a summary of certain provisions of the charters and bylaws of Liquidmetal Technologies and Liquidmetal Delaware and does not purport to be a complete description of such similarities and differences. The discussion is qualified in its entirety by reference to the respective corporation laws of California and Delaware and the full text of the charters and bylaws of each the two companies.

Authorized Stock

      Liquidmetal Technologies’ charter currently authorizes the issuance of up to 200 million shares of common stock and 10 million shares of preferred stock. The charter of Liquidmetal Delaware provides that it will have 100 million authorized shares of common stock and 10 million shares of preferred stock. Like Liquidmetal Technologies’ charter, Liquidmetal Delaware’s charter provides that the board of directors is entitled to determine the powers, preferences, and rights, and the qualifications, limitations, or restrictions, of the authorized and unissued preferred stock.

Monetary Liability of Directors

      The charters of both Liquidmetal Technologies and Liquidmetal Delaware both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under applicable law. The provision eliminating monetary liability of directors set forth in Liquidmetal Delaware’s charter is, however, potentially more expansive than the corresponding provision in Liquidmetal Technologies’ charter. For a more detailed explanation of the foregoing, see “Significant Differences Between the Corporation Laws of California and Delaware — Indemnification and Limitation of Liability.”

Power To Call Special Shareholder’s Meetings

      Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting, and such additional persons as are authorized by the charter or bylaws. Under Delaware law, a special meeting of shareholders may only be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The bylaws of Liquidmetal Delaware authorize the board of directors, the chairman of the board, the president, and the holders of shares entitled to cast not less than 25% of the votes at such meeting to call a special meeting. Therefore, calling a special meeting after the proposed reincorporation will be more difficult. This could make a takeover of Liquidmetal Delaware more difficult, and therefore less likely.

Introduction of Business at Shareholder Meetings

      The bylaws of Liquidmetal Delaware include an advance notice procedure with regard to certain matters to be brought before an annual meeting or special meeting of shareholders. Liquidmetal Technologies’ bylaws do not contain an advance notice procedure.

      Liquidmetal Delaware’s bylaws provide that the business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting. At an annual meeting of Liquidmetal Delaware’s stockholders, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting pursuant to the notice of the meeting, by or at the direction of the Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting.

      In all cases, to be timely, notice must be received by the Secretary of the company not fewer than 120 days prior to the meeting. A stockholder’s notice must contain (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. If the Chairman or other officer presiding at the meeting determines that other business was not properly brought before such meeting in accordance with Liquidmetal Delaware’s bylaws, such business will not be conducted at such meeting.

Filling Vacancies On The Board of Directors

      Under California law, any vacancy on the board of directors, other than one created by removal of a director, may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board of directors only if so authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders. Liquidmetal Technologies’ bylaws permit directors to fill vacancies other than vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, will fill such vacancy or newly created directorship). The bylaws of Liquidmetal Delaware provide that any vacancy created, even by the removal of a director, may be filled by a majority of the board of directors.

Significant Differences Between the Corporation Laws of California and Delaware

      In addition to the matters discussed above, Delaware corporate law differs in many respects from California corporate law. Certain differences that could materially affect the rights of shareholders are discussed below. The following is not an exhaustive description of all differences between the corporate laws of California and Delaware. The discussion is qualified in its entirety by reference to the respective corporation laws of California and Delaware.

Shareholder Approval of Certain Business Combinations

Delaware

      Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity that owns, individually or with or through any of its affiliates or associates, fifteen percent (15%) or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed by Section 203 on business combinations of Section 203 does not apply if (i) prior to the date on which such stockholder became an interested stockholder the board of directors of the subject corporation approved either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made the person an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the corporation’s voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether the shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to the date such person or entity became an interested stockholder, the board approved the business combination and it is authorized at an annual or special stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder. A Delaware corporation may elect not to be governed by Section 203. Liquidmetal Delaware’s charter and bylaws do contain such an election. Section 203 might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Liquidmetal Delaware in which all stockholders would not be treated equally.

California

      California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of the target’s common stock or its affiliate unless all of the target company’s shareholders consent to the transaction. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances, Section 203 provides similar protection to shareholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

Removal of Directors

Delaware

      Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. Unless the certificate of incorporation otherwise provides, in the case of a Delaware corporation whose board is classified, however, shareholders may effect such removal only for cause. In addition, as in California, if a Delaware corporation has cumulative voting, and if less than the entire board is to be removed, a director may not be removed without cause by a majority of the outstanding shares if the votes cast against such removal would be sufficient to elect the director under cumulative voting rules.

California

      Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, in the case of a corporation with cumulative voting or whose board is classified, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting rules.

      Liquidmetal Technologies’ bylaws provide for a classified board of directors, but not for cumulative voting. Liquidmetal Delaware’s charter also will provide for a classified board of directors, but not for cumulative voting. As a result, after the proposed reincorporation, an individual director can be removed by the stockholders only for cause with the approval of a majority of all of the outstanding shares entitled to vote.

Indemnification and Limitation of Liability

      California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees, and other agents. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents, which, among other things, support Delaware corporations in attracting and retaining the most capable directors.

Delaware

      The Delaware General Corporation Law was amended in 1986 in response to widespread concern about the ability of Delaware corporations to attract capable directors in light of the current difficulties in obtaining and maintaining directors and officers insurance. The legislative commentary to the law states that it is “intended to allow Delaware companies to provide substitute protection, in various forms, to their directors and to limit director liability under certain circumstances.” One provision of the revised Delaware General Corporation Law permits a corporation to include a provision in its charter that limits or eliminates the personal liability of a director for monetary damages arising from breaches of his fiduciary duties to the corporation or its stockholders, subject to certain exceptions.

      Liquidmetal Delaware’s charter would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future to the extent such amendment permits broader indemnification. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director’s liability for violation of, or otherwise relieve a company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

      In effect, under the Delaware law indemnity provision, a director of Liquidmetal Delaware could not be held liable for monetary damages to Liquidmetal Delaware or its stockholders for gross negligence or lack of due care in carrying out his or her fiduciary duties as a director so long as such gross negligence or lack of due care does not involve bad faith or a breach of his or her duty of loyalty to Liquidmetal Delaware.

California

      The California Corporation Law was amended in 1987 to permit California corporations to include in their charter an indemnity provision generally similar to that permitted under Delaware law, except that: (i) the California provision applies only to actions brought by or in the right of the corporation, but not to actions brought directly by shareholders (such as a shareholder class action lawsuit), while the Delaware provision applies to both; and (ii) under the California provision, personal liability of a director for monetary damages cannot be limited or eliminated where liability arises from “acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders” or “acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders.”

      Liquidmetal Technologies’ charter eliminates the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (i) intentional misconduct or knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit; (iv) acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; (vi) transactions between the corporation and a director who has a material financial interest in such transaction; and (vii) liability for improper distributions, loans, or guarantees.

      Thus, under the California law indemnity provision, a director of Liquidmetal Technologies could be held liable for monetary damages under more circumstances than a director of Liquidmetal Delaware under the Delaware law indemnity provision. Significantly, the indemnity provision in Liquidmetal Technologies’ charter does not limit the liability of our directors for monetary damages as a result of shareholder class action lawsuits, where the indemnity provision in Liquidmetal Delaware’s charter will, under certain circumstances, limit such liability.

Inspection of Shareholder List

      Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person’s interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation’s shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation’s voting shares, or shareholders holding an aggregate of one percent

(1%) or more of such shares who have initiated a proxy contest with respect to the election of directors. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten-day period preceding a stockholders’ meeting for any purpose germane to the meeting. Delaware law, however, contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

Dividends and Repurchases of Shares

      California law dispenses with the concept of par value of shares as well as statutory definitions of capital, surplus, and the like. The concepts of par value, capital, and surplus exist under Delaware law.

Delaware

      Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

California

      Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets would be at least equal to its current liabilities (or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). In addition, no distribution is permitted if the corporation is, or the distribution would cause the corporation to be, insolvent. Such tests are applied to California corporations on a consolidated basis.

      We have never paid any cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

Shareholder Voting

      In the context of a proposed acquisition, both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve a statutory merger. In addition, both California and Delaware law require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

Delaware

      Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities, or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities, or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

California

      California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

Appraisal Rights

      Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Delaware

      Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and appraisal rights are not available: (i) with respect to the sale, lease, or exchange of all or substantially all of the assets of a corporation; (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (iii) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

California

      The limitations on the availability of appraisal rights under California law are different from those under Delaware law. California law generally affords appraisal rights in sale of asset reorganizations. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

Dissolution

      Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Under Delaware law, only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Liquidmetal Delaware’s charter contains no such supermajority voting requirement.

Interested Director Transactions

      Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

Shareholder Derivative Suits

      California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if such stockholder’s stock thereafter devolved upon such stockholder by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

Application of the General Corporation Law of California to Delaware Corporations

      On September 28, 2002, California adopted the California Corporate Disclosure Act. The Act goes into effect January 1, 2003, and applies to publicly traded corporations incorporated in California or qualified to do business in California. Thus, we will be subject to the California Corporate Disclosure Act regardless of whether we reincorporate in Delaware. The Act greatly increases the annual disclosure that we must make to the California Secretary of State. However, substantial portions of the Act cover the same general categories of information that we include in our SEC filings.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The board of directors recommends the ratification of Deloitte & Touche LLP as our principal independent public accountants for the year 2003 and urges each shareholder to vote “FOR” the ratification. Executed proxies in the accompanying form will be voted at the annual meeting in favor of the ratification of the independent public accountants, unless authority to do so is withheld.

      The Audit Committee recommends, and the Board of Director selects, our independent public accountants. The Audit Committee recommended to the board of directors that Deloitte & Touche LLP, who served during the 2002 fiscal year, be selected to be our independent public accountants in the year 2003, and the board of directors has approved that selection. Unless a shareholder directs otherwise, proxies will be voted for the approval of the selection of Deloitte & Touche LLP as independent public accountants for 2003. If the shareholders do not approve the appointment of Deloitte & Touche LLP, the Board will consider the selection of other independent public accountants for 2003, but will not be required to do so.

      At the annual meeting, the shareholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2003. The affirmative vote of the majority of shares of common stock present or represented and voting at the annual meeting, together with the affirmative vote of at least a majority of the required quorum, is required for approval of the ratification of Deloitte & Touche LLP as our independent public accountants.

      In the event the shareholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the board of directors feels that such a change would be in our, and our shareholders, best interests.

      Representatives of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions and may make a statement if they so desire.

BOARD OF DIRECTORS

Directors’ Compensation

      Our non-employee directors receive an annual fee of $10,000 for their service to our board and are reimbursed for expenses incurred in attending board or committee meetings. Non-employee directors are also entitled to receive a $10,000 annual cash stipend for each standing committee on which the director serves. Additionally, each non-employee director is entitled to receive a per-meeting fee of $1,000 for each meeting of the board of directors attended in person. We also have a 2002 Non-employee Director Stock Option Plan pursuant to which our non-employee directors are entitled to receive stock options. When they are first elected or appointed to our board of directors, the non-employee directors are entitled to receive an initial stock option grant to purchase 50,000 shares of our common stock, and on the first business day of January of each year in which they continue to serve as a member of our board an annual stock option grant to purchase 10,000 shares of our common stock, in each case at an exercise price equal to the fair market value of our common stock on the date of the grant. These stock options have a 10-year term, vest, and are exercisable pursuant to an equal 5-year vesting schedule, and remain exercisable for certain periods of time after a person is no longer a director. No director who is an employee will receive separate compensation for services rendered as a director. However, our employee directors are eligible to participate in our 2002 Equity Incentive Plan.

Certain Transactions

      We are a party to an amended and restated licensed agreement with the California Institute of Technology (Caltech) under which we exclusively license from Caltech certain inventions and technology relating to amorphous alloys. Professor William Johnson, the Vice Chairman of our board of directors, is a professor at Caltech, and substantially all of the amorphous alloy technology licensed to us under the Caltech license agreement was developed in Professor Johnson’s Caltech laboratory. Under the Caltech license agreement, we have a fully paid, exclusive license to make, use, and sell products from inventions, proprietary information, know-how, and other rights relating to amorphous alloys owned by Caltech and existing as of September 1, 2001. The license agreement also gives us the exclusive right to make, use, and sell products derived from substantially all amorphous alloy technology developed in Professor Johnson’s Caltech laboratory during the period September 1, 2001 through August 31, 2005. During 2001 and 2002, we paid Caltech aggregate fees of $150,000 in connection with this agreement, although no additional fees are payable to Caltech under this agreement.

      During 2002, a company managed and partially owned by Rick Salas, one of our directors, provided computer equipment and technical support services to our company. We incurred $122,000 in expenses and equipment purchases under this arrangement during 2002. This arrangement was terminated during the first quarter of 2003.

      We are a party to a consulting agreement with Chitnis Consulting, Inc., which is owned 100% by Shekhar Chitnis, a member of our board of directors and a former executive officer. Under this agreement, we have engaged Chitnis Consulting to provide consulting services on an as-needed basis through December 31, 2004. During 2002, we incurred $50,000 in consulting fees from Chitnis Consulting.

      We are a party to employment agreements with John Kang, James Kang, and Professor Johnson, each of whom are directors and executive officers of our company. For more information regarding these employment agreements, see “EMPLOYMENT AGREEMENTS” below.

Committees of the Board of Directors and Meeting Attendance

      During 2002, the board of directors held three meetings. These meetings were attended by all directors, except that Ms. Atkins and Professor Johnson each missed one meeting. The board of directors also took certain actions by unanimous written consent in lieu of a meeting, as permitted by California law. The board has established three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. Our board does not currently have a standing nominating committee. The following is a summary description of the respective responsibilities of the board’s standing committees:

      Audit Committee. The Audit Committee is comprised of Mr. Browne, Mr. Chitayat, and General Oster. All of the members of the Audit Committee are “independent directors,” as defined by the rules applicable to members of the Audit Committee. Mr. Chitayat will cease to be a member of our board of directors as of the annual meeting, and the resulting vacancy in the Audit Committee will be filled with a current or new director who satisfies all existing and proposed standards for Audit Committee independence.

      The Audit Committee is responsible for reviewing the independence, qualifications, and activities of our independent certified accountants and our financial policies, control procedures, and accounting staff. The Audit Committee is also responsible for the review of transactions between us and any officer, director, or entity in which an officer or director of Liquidmetal has a material interest. During 2002 the Audit Committee held three meetings, each of which was attended by all of the members of the committee. The Audit Committee is governed by a written charter approved by the board of directors. A copy of this charter is attached as Appendix D to this proxy statement.

      Compensation Committee. The Compensation Committee is comprised of Ms. Atkins, Mr. Salas, and Mr. Tchen. All of the members of the Compensation Committee are “independent directors,” as defined by the rules applicable to members of the Compensation Committee. The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits. The Compensation Committee also administers our equity incentive plans. During 2002, the Compensation Committee held one meeting, which was attended by all of the members of the committee. Mr. Salas and Ms. Atkins will cease to be members of our board of directors as of the annual meeting, and the resulting vacancies in the Compensation Committee will be filled with current or new directors who satisfy all existing and proposed standards for Compensation Committee independence.

      Corporate Governance Committee. A Corporate Governance Committee was formed on February 18, 2003, and is comprised of Ms. Atkins, Mr. Tchen, General Oster, and Mr. Chitayat. All members of the Corporate Governance Committee are “independent directors,” as defined by the rules applicable to members of the Corporate Governance Committee. The Corporate Governance Committee is generally responsible for adopting policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the board and our management in effectively and efficiently promoting the best interests of our shareholders. The Corporate Governance Committee’s principal functions include:

•	developing and maintaining our corporate governance policy guidelines;

•	developing and maintaining our codes of conduct and ethics;

•	overseeing the interpretation and enforcement of our Code of Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers; and

•	evaluating the performance of our board, its committees, and committee chairmen and our directors.

      Ms. Atkins and Mr. Chitayat will cease to be members of our board of directors as of the annual meeting, and the resulting vacancies in the Corporate Governance Committee will be filled with current or new directors who satisfy all existing and proposed standards for Corporate Governance Committee independence.

Report of the Audit Committee

      The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Liquidmetal, including the matters in the written disclosures required by the Independence Standards Board and considered compatibility of nonaudit services with the auditors’ independence.

      The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held three meetings during 2002, each of which was attended by all members of the committee.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors, and the board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the board of directors have also recommended, subject to shareholder approval, the selection of our independent auditors.

David Browne, Audit Committee Chair
Jack Chitayat, Audit Committee Member
Jeff Oster, Audit Committee Member

March 24, 2003

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      During the year ended December 31, 2002, our executive officers and directors filed with the Securities and Exchange Commission (the “Commission”) on a timely basis all required reports relating to transactions involving shares of our common stock beneficially owned by them. We have relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2003 by:

•	each of our directors and the executive officers identified in the Summary Compensation Table below;

•	all directors and executive officers as a group, and

•	each person known by us to own beneficially more than 5% of the common stock.

      Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to applicable community property laws. Unless otherwise noted, the address for each principal shareholder is c/o Liquidmetal Technologies, 100 North Tampa St., Suite 3150, Tampa, Florida 33602. As of April 1, 2003, there were 242 holders of record of our common stock. For purposes of calculating amounts beneficially owned by a shareholder, the number of shares deemed outstanding includes 41,576,523 shares of common stock outstanding as of April 1, 2003. In addition, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 1, 2003 are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the beneficial ownership of that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

	Beneficially Owned

Name	Shares	Percent

John Kang(1)	9,429,524	21.7%

James Kang(2)	6,450,858	14.8

William Johnson(3)	1,307,966	3.1

Scott Wiggins(4)	193,596	*

Brian McDougall(5)	96,777	*

Ricardo A. Salas(6)	2,750,848	6.6

Shekhar Chitnis(7)	626,498	1.5

Jack Chitayat(8)	1,361,057	3.2

Tjoa Thian Song(9)	4,331,104	10.4

Henri Tchen(10)	1,264,656	3.0

Jeffrey Oster(11)	10,000	*

Betsy Atkins(11)	10,000	*

David Browne(11)	50,323	*

John Grant(12)	102,274	*

J. Holdsworth Capital Ltd.(13)	2,077,334	5.1

Wesley Investments, Inc.(13)	2,868,233	7.0

All directors and executive officers as a group (13) persons	27,662,987	58.8

*	Less than 1.0%

(1)	Includes:

(a)	1,612,904 shares that are issuable pursuant to outstanding stock options that are exercisable currently or within 60 days;

(b)	322,581 shares issuable pursuant to a warrant held jointly by John Kang and Ricardo Salas that is currently exercisable;

(c)	2,077,334 shares held by J. Holdsworth Capital Ltd. As the sole officer and director of J. Holdsworth Capital Ltd., John Kang has the power to direct the voting of these shares. John Kang does not have investment power over these shares as J. Holdsworth Capital Ltd. is owned equally by four shareholders, one of whom is John Kang, and no single shareholder exercises veto power over the actions of J. Holdsworth Capital Ltd. John Kang disclaims beneficial ownership of the shares held by J. Holdsworth Capital Ltd. except to the extent of his pecuniary interest in these shares as a result of his 25% ownership of J. Holdsworth Capital Ltd.; and

(d)	2,868,233 shares held by Wesley Investments, Inc. As the sole officer and director of Wesley Investments, Inc., John Kang has the power to direct the voting of these shares. John Kang does not have investment power over these shares as Wesley Investments, Inc. is owned equally by four shareholders, one of whom is John Kang, and no single shareholder exercises veto power over the actions of Wesley Investments, Inc. John Kang disclaims beneficial ownership of the shares held by Wesley Investments, Inc. except to the extent of his pecuniary interest in these shares as a result of his 25% ownership of Wesley Investments, Inc.

(2)	Includes 2,017,204 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days. Does not include 860,216 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days. Also includes 969 shares held by James Kang’s minor children.

(3)	Includes 161,291 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days.

(4)	Includes 161,291 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days.

(5)	Includes 64,518 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days. Does not include 96,777 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days.

(6)	Includes 322,581 shares issuable pursuant to a warrant held jointly by Ricardo Salas and John Kang that is currently exercisable. Also includes 161,291 shares held by Mr. Salas as trustee of a grantor trust. Does not include 10,000 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days. Also does not include (i) 2,077,334 shares held by J. Holdsworth Capital Ltd., an entity in which Mr. Salas is a 25% shareholder, and (ii) 2,868,233 shares held by Wesley Investments, Inc., an entity in which Mr. Salas is a 25% shareholder. Mr. Salas disclaims beneficial ownership of the shares held by J. Holdsworth Capital Ltd. and Wesley Investments, Inc., except to the extent of his pecuniary interest in such shares as a result of his 25% ownership of these entities.

(7)	Includes 11,590 shares held by Mr. Chitnis’ minor children. Also includes 356,581 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days.

(8)	Does not include 10,000 shares that are issuable pursuant to outstanding stock options held by Mr. Chitayat that are not exercisable within 60 days. Also does not include (i) 2,077,334 shares held by J. Holdsworth Capital Ltd., an entity in which Mr. Chitayat is a 25% shareholder, and (ii) 2,868,233 shares held by Wesley Investments, Inc., an entity in which Mr. Chitayat is a 25% shareholder. Mr. Chitayat disclaims beneficial ownership of the shares held by J. Holdsworth Capital Ltd. and Wesley Investments, Inc., except to the extent of his pecuniary interest in such shares as a result of his 25% ownership of these entities.

(9)	4,008,523 of these shares are held of record by a revocable grantor trust established by Mr. Tjoa for himself and his family members. Mr. Tjoa continues to beneficially own all such shares. Includes 322,581 shares issuable pursuant to a currently exercisable warrant. Does not include 10,000 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days.

(10)	1,244,656 of these shares are held of record by Synapse Fund I, LLC and Synapse Fund II, LLC. Mr. Tchen is the vice president of Synapse Capital, LLC, which is the sole manager of both of these funds. Beneficial ownership also includes 10,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days. Does not include 50,000 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days.

(11)	Includes 10,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days. Does not include 50,000 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days.

(12)	Includes 1,500 shares held by his spouse and 2,000 shares held by a private foundation. Also includes 96,774 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days. Does not include 64,516 shares that are issuable pursuant to outstanding stock options that are not exercisable within 60 days.

(13)	All of these shares are also reported as beneficially owned by John Kang. See footnote 1 above.

EXECUTIVE OFFICERS

      Set forth below is a table identifying our executive officers who are not identified under Proposal 1 “Election of Directors.”

Name	Age	Position

Brian McDougall	40	Chief Financial Officer, Secretary, and Executive Vice President

Scott Wiggins	39	Executive Vice President, Chief Strategy Officer

Neil Paton, Ph.D.	64	Chief Technology Officer

      Brian McDougall has been an Executive Vice President and our Chief Financial Officer since May 2001. From March 1996 to May 2001, Mr. McDougall held various positions, including Vice President of Financial Operations, Chief Information Officer, and Chief Financial Officer at Sage Best Software. Mr. McDougall’s focus at Sage Best was to build an efficient financial and systems operating environment that supported the company’s growth as well as change from private to public ownership leading ultimately to an acquisition in February 2000. From October 1984 until February 1996, Mr. McDougall was employed by AT&T Paradyne in various financial management positions, including Business Operations Controller and Assistant to the Executive Operating Team. Mr. McDougall received his B.A. degree in Finance in 1984 and an M.B.A. degree in 1993 from the University of South Florida.

      Scott Wiggins has been an Executive Vice President of our company since December 2000, and in March 2003, he was named our Chief Strategy Officer. From 1993 to 2000, Mr. Wiggins was employed by Merrill Lynch & Co. Global Markets & Investment Banking where he was responsible for financing domestic and international infrastructure projects. Mr. Wiggins received a B.S. degree in Engineering with high honors in 1985 and an M.S. degree in Engineering in 1987, both from the University of Florida. In 1991, Mr. Wiggins received his M.B.A. degree with concentrations in management, strategy and marketing from the Kellogg School of Management at Northwestern University. Mr. Wiggins is a registered professional engineer.

      Neil Paton, Ph.D. has been our Chief Technology Officer since March 2002. He also serves as the Chairman of our Technology Advisory Board and, prior to becoming our Chief Technology Officer, was a consultant to us since August 2001. From 1990 to September 2001, Dr. Paton served as Vice President, Technology, for Howmet Corporation and President of Howmet Research Corporation, where he was responsible for development of new products, manufacturing processes, and materials for gas turbines. Dr. Paton also worked 20 years for Rockwell International, where he held various positions in materials development and advanced engineering. He has authored or co-authored over 80 technical publications and given more than 60 technical presentations based on his research. He also holds 15 patents. He received a B.S. degree and M.S. degree in Mechanical Engineering, both from the University of Auckland, New Zealand, and a Ph.D. in Materials Science from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

      The following table describes the compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers during the last fiscal year.

Summary Compensation Table

						Long-Term
						Compensation
			Annual Compensation
						Shares
					Other	Underlying
					Annual	Options	All Other
Name and Positions	Year		Salary	Bonus	Compensation	Granted	Compensation

John Kang(1)	2002		$200,000	—	—		—
Chief Executive Officer	2001		$200,000	—	—		—
and President	2000		—	—	—	1,612,904	—

James Kang(2)	2002		$300,000	—	—	—	—
Chairman of the Board	2001		$193,338	—	—	2,580,646	—
	2000		$116,447	—	—	—	—

William Johnson, Ph.D.	2002		$300,000	—	—	—	—
Vice Chairman of the Board	2001	(3)	$108,145	—	—	—	—
	2000		—	—	—	—	—

Scott Wiggins	2002		$175,000	—	—	—	—
Executive Vice President	2001	(4)	$175,000	—	—	—	—
	2000		—	—	—	161,291	—

Brian McDougall	2002		$175,000	—	—	—	—
Chief Financial Officer	2001	(5)	108,145	—	—	161,291	—
and Executive Vice President	2000		—	—	—	—	—

John Grant(6)	2002		$175,000	—	—	—	—
Director,	2001		$72,917	—	—	161,291	—
Governmental Relations	2000		—	—	—	—	—

(1)	John Kang commenced employment with us on December 31, 2000. As of June 28, 2001, John Kang became our Chief Executive Officer and ceased to be Chairman of our board of directors.

(2)	As of June 28, 2001, James Kang became the Chairman of our board of directors and ceased to be our Chief Executive Officer.

(3)	Professor Johnson commenced employment with us on October 1, 2001.

(4)	Mr. Wiggins commenced employment with us on December 31, 2000.

(5)	Mr. McDougall commenced employment with us on May 21, 2001.

(6)	Mr. Grant commenced employment with us on August 1, 2001. As of September 1, 2002, Mr. Grant no longer serves as an executive officer of the company.

      No stock options were granted during 2002 to the executive officers named in the Summary Compensation Table.

      The following table sets forth information with respect to the aggregate stock option exercises by the executive officers named in the Summary Compensation Table during 2002 and the year-end value of unexercised options held by such executive officers.

Aggregate Option Exercises in Last Year and Year-End Values

			Number of Unexercised		Value of Unexercised in-the-
	Shares		Options at Year End		Money Options at Year End(2)
	Acquired on	Value
	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John Kang	—	—	1,612,904	—	$8,935,488	—

James Kang	154,839	$1,962,584	812,903	2,064,517	$4,393,482	$8,237,423

William Johnson, Ph.D.	—	—	161,291	—	$1,393,554	—

Scott Wiggins	—	—	161,291	—	$893,552	—

Brian McDougall	—	—	32,258	129,033	$178,709	$714,843

John Grant	—	—	96,774	64,517	$0	$0

(1)	Represents the difference between the fair market value of the underlying shares at the time of exercise and the exercise price of the options exercised.

(2)	Based upon a value of $10.19 per share as of December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2002.

	Number of Securities To be
	Issued upon Exercise of	Weighted Average Exercise
	Outstanding Options,	Price of Outstanding Options,	Number of Securities Remaining
Plan Category	Warrants, and Rights	Warrants, and Rights	Available for Future Issuance

Equity compensation plans approved by security holders:	8,182,348	$5.37	10,445,513

Equity compensation plans not approved by security holders:	—	—	—

Total	8,182,348	$5.37	10,445,513

EMPLOYMENT AGREEMENTS

      John Kang. On December 31, 2000, we entered into an employment agreement with John Kang that, as amended, provides for his employment as our Chief Executive Officer and President. Mr. Kang’s employment agreement expires on December 31, 2005. Mr. Kang receives an annual base salary equal to $200,000 per year, and his employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason. If we terminate Mr. Kang’s employment without cause, or if Mr. Kang terminates his own employment upon a change of control of our company or for other good reason, as defined in the agreement, we are responsible for paying Mr. Kang a lump-sum cash payment equal to 200% of Mr. Kang’s annual base salary plus the average cash bonus during the two full fiscal years immediately preceding the termination. Pursuant to the agreement, Mr. Kang was issued options to purchase 1,612,904 shares of our common stock at an exercise price of $4.65 per share. The options expire on December 31, 2010 and vested immediately upon grant. In addition, Mr. Kang is prohibited, during his employment with us and for one year after he is no longer employed by us, from soliciting any of our employees or competing with us in any manner.

      James Kang. On May 1, 2001, we entered into an employment agreement with James Kang that, as amended, provides for his employment as Chairman of our board of directors. Mr. Kang’s employment agreement expires on May 1, 2006. Mr. Kang receives an annual base salary equal to $300,000 per year, and his employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason. If we terminate Mr. Kang’s employment without cause, or if Mr. Kang terminates his own employment upon a change of control of our company or for other good reason, as defined in the agreement, we are responsible for paying Mr. Kang a severance benefit equal to a lump-sum cash payment equal to 200% of Mr. Kang’s annual base salary plus the average cash bonus during the two full fiscal years immediately preceding the termination. Pursuant to the agreement, Mr. Kang was issued options to purchase 2,580,646 shares of our common stock at an exercise price of $6.20 per share. The options expire on April 30,2011 and vest at a rate of 33% per year for three years, with the first 33% vesting on May 21, 2002 and an additional 33% on May 21, 2003 and 2004. In addition, Mr. Kang is prohibited, during his employment with us and for two years after he is no longer employed by us, from soliciting any of our employees or customers.

      Scott Wiggins. On December 31, 2000, we entered into an employment agreement with Scott Wiggins that provides for his employment as an Executive Vice President. Mr. Wiggins’ employment agreement expires on December 31, 2003. Mr. Wiggins receives an annual base salary equal to $175,000 per year, and his employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason. If we terminate Mr. Wiggins’ employment without cause, or if Mr. Wiggins terminates his own employment upon a change of control of our company or for other good reason, as defined in the agreement, we are responsible for paying Mr. Wiggins a lump-sum cash payment equal to 100% of Mr. Wiggins’ annual base salary. Pursuant to the agreement, Mr. Wiggins was issued options to purchase 161,291 shares of our common stock at an exercise price of $4.65 per share. The options expire on December 31, 2010 and vested immediately upon grant. In addition, Mr. Wiggins is prohibited, during his employment with us and for one year after he is no longer employed by us, from soliciting any of our employees or competing with us in any manner.

      Brian McDougall. On May 21, 2001, we entered into an employment agreement with Brian McDougall that provides for his employment as our Chief Financial Officer. Mr. McDougall’s employment agreement expires on May 21, 2006. Mr. McDougall receives an annual base salary equal to $175,000 per year, and his employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason. If we terminate Mr. McDougall’s employment without cause, we are responsible for paying Mr. McDougall his annual base salary for two years following the effective date of the termination, in addition to continuing certain benefits as provided in the agreement. Pursuant to the agreement, Mr. McDougall was issued options under our 1996 Stock Option Plan to purchase 161,291 shares of our common stock at an exercise price of $4.65 per share. The options expire on May 21, 2011 and vest at a rate of 20% per year for five years. In addition, Mr. McDougall is prohibited, during his employment with us and for two years after he is no longer employed by us, from soliciting any of our employees or competing with us in any manner.

      William Johnson. On October 1, 2001, we entered into an employment agreement with Professor Johnson that provides for his employment as our Vice Chairman of Technology. Professor Johnson’s employment agreement expires on September 30, 2003, at which time Professor Johnson’s employment with us will continue on an “at-will” basis. Professor Johnson receives an annual base salary equal to $300,000 per year. Professor Johnson’s employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason. If we terminate Professor Johnson’s employment without cause, as defined in the agreement, before September 30, 2003, we are responsible for continuing to pay Professor Johnson’s annual base salary for a period of 12 months and all employee health and welfare benefits that he would have received had Professor Johnson been employed by us during that 12-month period. Professor Johnson is prohibited, during his employment with us and for two years after he is no longer employed by us, from soliciting any of our employees or competing with us in any manner.

      John Grant. We entered into an amended and restated employment agreement with John Grant on September 1, 2002. Mr. Grant’s new employment agreement provides for his employment as our Director,

Governmental Relations. Mr. Grant’s employment agreement expires on July 31, 2006, at which time Mr. Grant’s employment with us will continue on an “at-will” basis. Mr. Grant’s annual base salary for 2002 was $175,000 and is $87,500 beginning in 2003. Mr. Grant’s employment will terminate upon the earlier of his death, resignation, disability, or termination by the board of directors for any reason. If we terminate Mr. Grant’s employment without cause, as defined in the agreement, before July 31, 2006, we are responsible for continuing to pay Mr. Grant’s annual base salary for a period of 24 months and for reimbursement of premiums for the continuation of group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) for a period of up to 18 months following the termination without cause. Mr. Grant is prohibited, during his employment with us and for two years after he is no longer employed by us, from soliciting any of our employees or competing with us in any manner.

REPORT ON EXECUTIVE COMPENSATION

General

      The Compensation Committee was established in 2002 and currently consists of Ricardo Salas, Betsy Atkins, and Henry Tchen. The Compensation Committee is comprised entirely of non-employee directors and is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits. The Compensation Committee also administers our equity incentive plans. The Compensation Committee also annually reviews and approves the compensation of John Kang, our Chief Executive Officer.

Compensation Philosophy

      The Compensation Committee’s goal is to establish and maintain compensation policies that will enable us to attract, motivate, and retain high-quality executives and to ensure that their individual interests are aligned with our long-term interests and our shareholders. The committee places heavy emphasis on paying for performance and believes that a significant portion of an executive’s total compensation opportunity should be at risk and tied to company performance. Our compensation package consists of three principal components:

•	Base salaries, subject to minimums set forth in individual employment agreements;

•	Annual incentive bonus eligibility; and

•	Stock option grants and other forms of equity-based compensation.

      Base Salary. Base salary is the largest portion of the cash compensation package received by each of our executive officers. The base salary of each of our executive officers is governed by employment agreements that were entered into during 2000 and 2001. Subject to the minimum amounts set forth in their respective employment agreements, we generally establish the base salary of each executive officer based, among other factors, on the Compensation Committee’s assessment of that executive officer’s position, responsibilities, experience, and performance. Our philosophy is to pay base salaries sufficient to attract and retain highly qualified executives. An executive officer’s level of responsibility is the primary factor used in determining base salary. Individual performance also is considered in determining any salary adjustment.

      The Compensation Committee reviews and approves all executive officer salary adjustments as recommended by the Chief Executive Officer and determines whether to increase the base salary above the amount set forth in their employment agreements. The Compensation Committee reviews annually the performance of the Chief Executive Officer and establishes his base salary, subject to the minimum $200,000 base salary set forth in his employment agreement. In 2002, the Compensation Committee did not increase the base salary of any of the executive officers.

      Annual Bonus. Our executive officers are eligible for an annual cash bonus under our Performance Bonus Plan. The plan is designed to:

•	Put a significant portion of an executive officer’s total cash compensation opportunity at risk based based on the performance of the company;

•	Be aligned with our mission, values and culture;

•	Be cost-effective and appropriately budgeted to allow for growth of our revenue as well as growth of individual compensation plans;

•	Be externally competitive by matching or leading competitors; and

•	Be internally equitable through alignment with level of contribution, performance-based rewards, and administrative capabilities.

      Awards of incentive bonuses generally are based on achieving corporate goals and a subjective evaluation of the contributions of individual executives toward the achievement of our business goals. Eligibility for the bonus will be contingent upon the company meeting or exceeding the company-wide financial goal and successful attainment of individual goals for the position. Both elements must be successfully met in order to be eligible for the bonus. None of our executive officers received bonuses for 2002 because the company-wide financial goals were not satisfied.

      Equity-Based Compensation. Our equity-based awards to our executive officers consist principally of stock options granted from time to time under our 2002 Equity Incentive Plan and our 1996 Stock Option Plan. Stock option grants are based on various factors, including the executive officer’s position, responsibility and tenure, each executive officer’s ability to contribute to our future success, and the other elements of such executive officer’s compensation. Generally, we use equity-based compensation to better align the interests of our executive officers with those of our shareholders. Thus, although none of our executive officers were granted options during 2002, each of our executive officers were granted options during 2001. In addition, three of our executive officers, John Kang, our Chief Executive Officer, James Kang, our Chairman, and William Johnson, our Vice Chairman, own a significant amount of our common stock.

CEO Compensation

      John Kang’s base salary for 2002, as our President and Chief Executive Officer, was $200,000. Mr. Kang’s salary remained unchanged from his 2001 salary. Mr. Kang’s compensation reflects his status as a significant shareholder of the company. Accordingly, his base salary is lower than the base salary of CEOs of comparable companies. Mr. Kang’s salary for 2003 will remain at $200,000. As a significant shareholder in the company, his overall compensation is tied directly to sustained increases in the company’s value.

      No bonus payments were made to Mr. Kang for 2002 because the Compensation Committee determined not to pay any bonuses to any of our executive officers due to the company missing its financial goals. In addition, no options were granted to Mr. Kang in 2002, partly because of significant option grants made to Mr. Kang in 2000 and 2001. These prior option grants were intended to provide Mr. Kang with additional incentive, in light of his below-market base salary, to serve as our Chief Executive Officer. These options place a significant portion of his total compensation at risk because the value of those grants will depend upon the future appreciation of our common stock. As of March 24, 2003, Mr. Kang held options to purchase 1,935,485 shares of our common stock, all of which were fully vested.

      The Internal Revenue Code imposes a limitation on the deduction under Section 162(m) for certain executive officers’ compensation unless certain requirements are met. Our policy is to have all compensation fully deductible; however, we reserve the right to pay compensation that is not deductible if it is in our best interests.

Compensation Committee of the Board of Directors

RICARDO SALAS
BETSY ATKINS
HENRY TCHEN

March 24, 2003

      The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

STOCK PRICE PERFORMANCE GRAPH

      The following graph presents a comparison of the cumulative total shareholder return since our initial public offering on May 21, 2002, on our common stock with the cumulative stockholder return on the Russell 2000® Index and the Russell 2000® Materials and Processing Index. This graph assumes that $100 was invested on May 21, 2002, in each specified group with reinvestment of dividends, if any. Historical stock performance during this period may not be indicative of future stock performance.

	5/22/2002	6/28/2002	9/30/2002	12/31/2002

Liquidmetal Technologies	$100	$78.18	$53.16	$68.40
Russell 2000® Index	$100	$93.82	$73.75	$78.29
Russell 2000® Materials and Processing Index	$100	$96.72	$74.33	$75.75

      The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP served as our independent public accountants during the year ended December 31, 2002. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions from shareholders.

Principal Accountants’ Fees

      In connection with the fiscal year ended December 31, 2002, Deloitte provided various audit and non-audit services to us and billed us for these services as follows:

a) Audit Fees. Aggregate fees billed to us by Deloitte for professional services rendered for the audit and review of our financial statements for the fiscal year ended December 31, 2002 totaled $108,746.

b) Financial Information Systems Design and Implementation Fees. Deloitte did not render any services to us respecting financial information systems design and implementation during the fiscal year ended December 31, 2002.

c) All Other Fees. Aggregate fees billed to us by Deloitte for non-audit services rendered for the fiscal year ended December 31, 2002 to us, including tax related services, totaled $81,605.

      The Audit Committee has considered whether the provision of the non-audit services related to sections (b) and (c) above was compatible with maintaining the independence of Deloitte and determined that such services did not adversely affect the independence of Deloitte.

SHAREHOLDER PROPOSALS

      Any shareholder who intends to present a proposal at our 2004 Annual Meeting of Stockholders must deliver the proposal to our Secretary at 100 N. Tampa St., Suite 3150, Tampa, Florida 33602:

•	not later than December 16, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	not later than February 29, 2004, if the proposal is submitted other than pursuant Rule 14a-8, in which case we are not required to include the proposal in our proxy materials.

      If a stockholder proposal is received after February 29, 2004, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2004 Annual Meeting of Stockholders.

OTHER MATTERS

      Management knows of no matter to be brought before the annual meeting, which is not referred to in the notice of annual meeting. If any other matters properly come before the annual meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

/s/ BRIAN MCDOUGALL

Brian McDougall
Secretary

APPENDIX A

AGREEMENT AND PLAN OF MERGER OF
LIQUIDMETAL TECHNOLOGIES, INC. (A DELAWARE CORPORATION)
AND
LIQUIDMETAL TECHNOLOGIES (A CALIFORNIA CORPORATION)

      THIS AGREEMENT AND PLAN OF MERGER, dated as of                     , 2003 (the “Agreement”), is made by and between Liquidmetal Technologies, Inc., a Delaware corporation (“Liquidmetal Delaware”), and Liquidmetal Technologies, a California corporation (“Liquidmetal California”). Liquidmetal Delaware and Liquidmetal California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

      A.     Liquidmetal Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 110,000,000 shares, 100,000,000 of which are Common Stock, $0.001 par value per share, and 10,000,000 of which Preferred Stock, $0.001 par value per share. The Preferred Stock of Liquidmetal Delaware is undesignated as to series, rights, preferences, privileges, or restrictions. As of the date hereof, 100 shares of Common Stock of Liquidmetal Delaware were issued and outstanding, all of which were held by Liquidmetal California, and no shares of Preferred Stock of Liquidmetal Delaware were issued and outstanding.

      B.     Liquidmetal California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 210,000,00 shares, 200,000,00 of which are Common Stock, no par value, and 10,000,000 of which Preferred Stock, no par value.

      C.     The Board of Directors of Liquidmetal California has determined that, for the purpose of effecting the reincorporation of Liquidmetal California in the State of Delaware, it is advisable and in the best interests of Liquidmetal California and its shareholders that Liquidmetal California merge with and into Liquidmetal Delaware upon the terms and conditions herein provided.

      D.     The respective Boards of Directors of Liquidmetal Delaware and Liquidmetal California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Liquidmetal Delaware and Liquidmetal California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I

MERGER

      1.1.     Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Liquidmetal California shall be merged with and into Liquidmetal Delaware (the “Merger”), the separate existence of Liquidmetal California shall cease, and Liquidmetal Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. Liquidmetal Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall be Liquidmetal Technologies, Inc.

      1.2.     Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed: (i) this Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code; (ii) all of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; (iii) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and (iv) an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California. The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

      1.3.     Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Liquidmetal California shall cease and Liquidmetal Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Liquidmetal California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Liquidmetal California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Liquidmetal Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Liquidmetal California in the same manner as if Liquidmetal Delaware had itself incurred them, all is more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

ARTICLE II

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      2.1.     Certificate of Incorporation. The Certificate of Incorporation of Liquidmetal Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.2.     Bylaws. The Bylaws of Liquidmetal Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      2.3.     Directors and Officers. The directors and officers of Liquidmetal California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION OF STOCK

      3.1.     Liquidmetal California Common Stock. Upon the Effective Date of the Merger, each share of Liquidmetal California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation.

      3.2.     Liquidmetal California Options and Employee Benefits.

      (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option and related plans and all other employee benefit plans of Liquidmetal California. Each outstanding and unexercised option or other right to purchase Liquidmetal California Common Stock shall become an option or right to purchase the Surviving Corporation’s Common Stock on the basis of one share of the Surviving Corporation’s Common Stock for each share of Liquidmetal California Common Stock issuable pursuant to any such option or related right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Liquidmetal California option or related right at the Effective Date of the Merger.

      (b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options and related rights equal to the number of shares of Liquidmetal California Common Stock so reserved immediately prior to the Effective Date of the Merger.

      3.3.     Liquidmetal Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, no par value, of Liquidmetal Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Liquidmetal Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

      3.4.     Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Liquidmetal California Common Stock may, at such stockholder’s option, surrender the same for cancellation to American Stock Transfer & Trust Company, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Liquidmetal California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of Liquidmetal California Common Stock were converted in the Merger. The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above. Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Liquidmetal California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation. If any certificate for shares of Liquidmetal Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Liquidmetal Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Liquidmetal Delaware that such tax has been paid or is not payable.

ARTICLE IV

GENERAL

      4.1.     Covenants of Liquidmetal Delaware. Liquidmetal Delaware covenants and agrees that it will, on or before the Effective Date of the Merger: (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law; (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Liquidmetal Delaware of all of the franchise tax liabilities of Liquidmetal California; and (c) take such other actions as may be required by the California General Corporation Law.

      4.2.     Further Assurances. From time to time, as and when required by Liquidmetal Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Liquidmetal California such deeds and other instruments, and there shall be taken or caused to be taken by Liquidmetal Delaware and Liquidmetal California such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Liquidmetal Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Liquidmetal California and otherwise to carry out the purposes of this Agreement, and the officers and directors of

Liquidmetal Delaware are fully authorized in the name and on behalf of Liquidmetal California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      4.3.     Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Liquidmetal California or of Liquidmetal Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Liquidmetal California or by the sole stockholder of Liquidmetal Delaware, or by both.

      4.4.     Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

      4.5.     Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 100 North Tampa Street, Suite 3150, Tampa, Florida 33602.

      4.6.     Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

      4.7.     Counterparts. This, this Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, together, shall constitute the same instrument.

      IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

LIQUIDMETAL TECHNOLOGIES,
a California corporation

By:

Name:
Title:

LIQUIDMETAL TECHNOLOGIES, INC.,
a Delaware corporation

By:

Name:
Title:

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
LIQUIDMETAL TECHNOLOGIES, INC.

ARTICLE I

      The name of the corporation is Liquidmetal Technologies, Inc. (the “Corporation”).

ARTICLE II

      The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the Corporation’s registered agent at such address is CT Corporation System.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same may be amended or supplemented from time to time (the “DGCL”).

ARTICLE IV

      The Corporation shall have authority to issue One Hundred Ten Million (110,000,000) shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Common Stock, $0.001 par value per share, and Ten Million (10,000,000) shares of Preferred Stock, $0.001 par value per share. The Preferred Stock authorized by the Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

ARTICLE V

      The name and mailing address of the incorporator is:

          Steven Vazquez

          Foley & Lardner
          100 North Tampa Street, Suite 2700
          Tampa, FL 33602

ARTICLE VI

      To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

      The Corporation shall indemnify to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, any and

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all persons whom it shall have power to indemnify under the DGCL. The indemnification provided for herein shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law under any Bylaw, agreement, vote of stockholders or disinterested directors of the Corporation, or otherwise, both as to action in such indemnified person’s official capacity and as to action in another capacity while serving as a director, officer, employee, or agent of the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

      Any repeal or modification of this Article VI or amendment to the DGCL shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer, or agent occurring prior to, such repeal, modification, or amendment.

ARTICLE VII

      The Board of Directors shall have the power to adopt, amend, or repeal Bylaws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend, or repeal any Bylaw. In addition, the Bylaws may be amended by the affirmative vote of holders of majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE VIII

      The number of directors of the Corporation shall be determined by resolution of the Board of Directors. Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.

      Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

      Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.

ARTICLE IX

      The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on           , 2003.

Steven Vazquez, Incorporator

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APPENDIX C

BYLAWS
OF
LIQUIDMETAL TECHNOLOGIES, INC.

ARTICLE I

OFFICES

      SECTION 1.1     Registered Office. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

      SECTION 1.2     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

      SECTION 2.1     Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2.2     Annual Meeting. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

      SECTION 2.3     Special Meetings. Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Board of Directors. A special meeting of the stockholders of the Corporation shall be called by the President or the Secretary upon the written request of the stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting. The request shall state the date, time, and place by which stockholders and proxy holders may be deemed to be present and vote at such meeting and purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      SECTION 2.4     Notice of Meetings. Written notice of stockholders’ meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at whose direction the notice is being issued. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten days but not more than sixty days before the date of such meeting, unless a different period is prescribed by law. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notice be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a written waiver of notice. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at a meeting at which the adjournment is taken.

      Without limiting the manner by which notice otherwise may be given effectively to stockholders, unless excepted under Sections 164, 296, 311, 312, or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation under any provision of these Bylaws or the Certificate of Incorporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

      Notice given by a form of electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Electronic transmission includes any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

      Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, or a waiver by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

      SECTION 2.5     Quorum. Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote thereat shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided for in this Section 2.5 until a quorum shall attend.

      In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

      SECTION 2.6     Conduct of Meeting. The Chairman of the Board of Directors, if any, or, in his absence, the Chief Executive Officer, or in his absence, the President, or in their absence, any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. If none of the forgoing is present, the stockholders entitled to vote and who are present in person or represented by proxy at the meeting shall appoint any person to act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw; provided, however, that business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      For business to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 2.6, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days prior to the date of the meeting. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.6. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2.6, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

      SECTION 2.7     Voting. Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these Bylaws, any corporate action to be taken by a vote of the stockholders, other than for the election of directors, at any meeting duly called and held at which a quorum is present, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. At any meeting of the stockholders duly called and held for the election of directors at which a quorum is present, those persons receiving a plurality of the votes cast whether in person or represented by proxy and entitled to vote for the election of directors shall be elected.

      SECTION 2.8     Stockholder List. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      SECTION 2.9     Written Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy and shall be delivered to the Corporation as required by law. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the stockholder or proxyholder, or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

      SECTION 3.1     Function. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      SECTION 3.2     Number and Term of Office. Except as otherwise provided in the Certificate of Incorporation of the Corporation, until such time as the Board of Directors determines otherwise, the number of directors shall initially be seven (7). The directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, Class I, Class II, and Class III, each of which shall be as nearly equal in number as possible. Class I shall be established for a term expiring at the annual meeting of shareholders to be held in 2005 and shall consist initially of two (2) directors. Class II shall be established for a term expiring at the annual meeting of shareholders to be held in 2006 and shall consist initially of two (2) directors. Class III shall be established for a term expiring at the annual meeting of shareholders to be held in 2004 and shall consist initially of three (3) directors. Each director shall hold office until his or her successors are elected and qualified, or until such director’s earlier death, resignation or removal as hereinafter provided. At each annual meeting of the stockholders, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third (3rd) year following the year of their election. The number of directors may be reduced or increased from time to time by action of a majority of the directors then in office, and the board of directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office.

      SECTION 3.3     Chairman of the Board. The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall be subject to the control of, and may be removed by, the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

      SECTION 3.4     Meetings. The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of stockholders and in the same place, if any, or at such time and place, if any, as shall be fixed by the vote of the stockholders at the annual meeting or as soon as practicable after the annual meeting of stockholders on such date and at such time and place if any, as the Board of Directors determines from time to time.

      The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular and special meetings of the Board of Directors shall be held at such time and place if any, as shall be designated in the notice of the meeting whenever called by the Chairman of the Board of Directors, if any, or the Chief Executive Officer, and shall be called by the Chief Executive

Officer or Secretary upon the written request of a majority of the directors then in office. The request shall state the date, time, place, and purpose or purposes of the proposed meeting.

      SECTION 3.5     Notice of Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer on twelve (12) hours’ notice to each director either personally or by telephone, facsimile, or electronic mail; special meetings shall be called by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, or Secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

      SECTION 3.6     Quorum and Conduct of Meetings. Except as otherwise provided in these Bylaws or by statute, a majority of the Board shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver.

      Except as otherwise provided by law or in the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board of Directors, if any, or in his absence, by the Chief Executive Officer, or in the absence of both, by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of all business at all meetings of the Board of Directors shall be determined by the person presiding over the meeting.

      SECTION 3.7     Committees. The Board of Directors may, by resolution adopted by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Certificate of Incorporation of the Corporation and the General Corporation Law, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and, unless such resolution or resolutions expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee which has been established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures; provided that a majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

      SECTION 3.8     Action Without Meeting. Unless otherwise prohibited by law or the Certificate of Incorporation of the Corporation, the Board of Directors or any committee thereof may take any action required or permitted to be taken by them without a meeting if all of the members of the Board of Directors or committee, as the case may be, consent in writing or by means of electronic transmissions, and such written consent or electric transmission is filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      SECTION 3.9     Telephonic Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

      SECTION 3.10     Removal. A director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      SECTION 3.11     Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      SECTION 3.12     Resignations. Any director may resign at any time by giving written notice or by electronic transmission of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

      SECTION 3.13     Vacancies. Except as otherwise provided in the Certificate of Incorporation of the Corporation, any vacancy in the Board of Directors arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, even if less than a quorum, or by sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

ARTICLE IV

OFFICERS

      SECTION 4.1     Executive Officers. The executive officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors also may elect or appoint such other officers (including, without limitation, a Chief Executive Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable for the conduct of business of the Corporation, and each of whom shall have such powers and duties as the Board of Directors determines. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

      SECTION 4.2     Powers and Duties.

      (a)     Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall exercise and perform such powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

      (b)     Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders. He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

      (c)     President. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer or the Chairman of the Board.

      (d)     Chief Financial Officer. The Chief Financial Officer shall have care and custody of the corporate funds and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall render to the Chief Executive Officer and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other power and perform such other duties as may be prescribed by the Board of Directors of the Bylaws.

      (e)     Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees or Directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at the Directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

      The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or Bylaw to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

      SECTION 4.3     Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, immediately upon its receipt.

      SECTION 4.4     Vacancies and Term. If an office becomes vacant for any reason, the Board of Directors may fill the vacancy, and such officer so elected or appointed shall serve for the remainder of his predecessor’s term and until his successor shall have been elected or appointed and shall have qualified. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE V

CAPITAL STOCK

      SECTION 5.1     Stock Certificates. The certificates representing shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, any Treasurer, any Assistant Secretary or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer who shall have signed or whose facsimile signature shall have been placed on any certificate shall have ceased to be such officer before the certificate shall be issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, at the date of issue.

      SECTION 5.2     Transfer of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

      Section 5.3     Fixing Record Date. For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

      Section 5.4     Lost Certificates. The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates, and such requirement may be general or confined to specific instances.

      Section 5.5     Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VI

INDEMNIFICATION

      Section 6.1     Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law or any successor provision or statute, as the same may be amended from time to time, indemnify any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      Section 6.2     Advancement of Expenses. Expenses (including attorneys’ fees) incurred by any person in his capacity as a director or an officer of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding of the type contemplated by Section 145 of the General Corporation Law, or any successor provision or statute, as the same may be amended from time to time, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

      SECTION 6.3     Other Rights and Remedies. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      SECTION 6.4     Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

ARTICLE VII

MISCELLANEOUS

      SECTION 7.1     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware.”

      SECTION 7.2     Fiscal Year. The fiscal year of the Corporation shall end on December 31 or such date as otherwise determined by the Board of Directors.

      SECTION 7.3     Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be, from time to time, authorized by the Board of Directors or the President shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, Secretary, or such attorneys or agents may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

      SECTION 7.4     Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context requires.

ARTICLE VIII

AMENDMENTS

      These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of holders of at least a majority of the outstanding voting stock of the corporation. These Bylaws may also be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend, or repeal Bylaws.

ARTICLE IX

CERTIFICATE OF INCORPORATION

      These Bylaws shall be subject to the Certificate of Incorporation of the Corporation. All references in these Bylaws to the Certificate of Incorporation of the Corporation shall be construed to mean the Certificate of Incorporation of the Corporation and any Certificate of Designation to the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

CERTIFICATE OF ADOPTION BY THE SECRETARY OF
LIQUIDMETAL TECHNOLOGIES, INC.

      The undersigned, Brian McDougall, hereby certifies that he is the duly elected and acting Secretary of Liquidmetal Technologies, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Board of Directors and the Stockholders of the Corporation and as in effect on the date hereof.

      IN WITNESS WHEREOF, the undersigned Secretary has executed this Certificate on                     , 2003.

/s/ BRIAN MCDOUGALL

Brian McDougall, Secretary

APPENDIX D

LIQUIDMETAL TECHNOLOGIES

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Revised as of February 18, 2003

I. Purpose

      The Audit Committee is appointed by the Board of Directors of Liquidmetal Technologies (the “Company”) to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s internal and external auditors. The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if these responsibilities are not fulfilled.

      Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

II. Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence and experience requirements of the Nasdaq Stock Market. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

      To be independent, each member of the Audit Committee shall not:

•	be an officer or employee of the Company, any of its subsidiaries, or any of its affiliates, currently or for any of the past three years;

•	be a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer (immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home);

•	have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director;

•	be a director who accepts any compensation from the Company or its affiliates in excess of $60,000 during the previous year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	be a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the Company’s or such business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•	be employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

      The members of the Audit Committee shall be appointed by the Board of Directors. Unless a Chairman is elected by the Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee.

      The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Audit Committee shall make regular reports to the Board. The Committee shall meet at least four times annually. The Committee should meet at least quarterly with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

III. Responsibilities

      The Audit Committee shall:

Documents/Reports/Accounting Information Review

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Report to the Board all matters of substance covered in Audit Committee meetings.

3.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices that could significantly affect the Company’s financial statements.

4.	Formally recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

5.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters. To the extent relevant, this analysis should include matters such as:

(1)	Consistency of accounting policies and their application.

(2)	Clarity and completeness of financial statements and related disclosures.

(3)	Estimates, judgments, and uncertainties.

(4)	Unusual transactions.

(5)	Significant financial statement items, including the timing of transactions and the period in which they are recorded.

6.	Review with management and the independent auditor the effect of regulatory and accounting initiatives (including new accounting, financial reporting, and auditing standards) as well as off-balance sheet structures on the Company’s financial statements.

7.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

8.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

9.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

Independent Auditors

10.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

11.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

12.	Approve the fees to be paid to the independent auditor for audit services.

13.	Approve the retention of the independent auditor for any non-audit service and the fee for such service.

14.	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

15.	Evaluate together with the Board the performance of the independent auditor, and if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

16.	Meet privately with the independent auditor on a periodic basis.

17.	Review the appointment and replacement of the senior internal auditing executive.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Meet with the independent auditor prior to the audit to review the scope of the audit, any significant changes to the audit plan from the prior year, and the planning and staffing of the audit.

20.	Review and understand the independent auditors’ assessment of financial statement materiality.

21.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated (i.e., the independent auditor becomes aware of information indicating that an illegal act has or may have occurred).

22.	Obtain assurance from management, the Company’s senior internal auditing executive, and/or the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.

23.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit

24.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(1)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

(2)	Any changes required in the planned scope of the internal audit.

(3)	The internal audit department responsibilities, budget and staffing.

Financial Reporting Processes

25.	Discuss and review the adequacy of the Company’s overall control environment, including internal financial controls and disclosure controls and procedures.

26.	Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

27.	Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting, internal accounting controls, or auditing matters.

Securities/Legal/Ethics

28.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and review the other Audit Committee required disclosures in the proxy statement.

29.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

30.	Review with the Company’s management legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

31.	Review significant conflicts of interest and related-party transactions.

32.	Ensure that the Company’s codes of ethics are in compliance with all applicable laws, rules, and regulations related to the Audit Committee.

LIQUIDMETAL TECHNOLOGIES

Annual Meeting of Shareholders, May 20, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Liquidmetal Technologies hereby appoints John Kang and Brian McDougall, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and vote all shares of Liquidmetal Technologies that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Liquidmetal Technologies, and at any adjournments or postponements thereof, to be held in Tampa, Florida on May 20, 2003, at 11:00 a.m., local time, as follows:

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

(arrow up) FOLD AND DETACH HERE (arrow up)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

PLEASE MARK VOTE IN OVAL THE FOLLOWING MANNER USING DARK INK ONLY.

1.	ELECTION OF DIRECTORS:	Nominees:	For	Withhold	For All
	Class I	Class II	All	All	Except
	1 John Kang	l Henri Tchen	[ ]	[ ]	[ ]
	2 William Johnson	2 Jeffrey Oster
3 Tjoa Thian Song

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)

2.	Approve changing Liquidmetal’s state of	For	Against	Abstain
	incorporation from California to Delaware	[ ]	[ ]	[ ]
and to adopt a new charter and bylaws in
connection with the reincorporation.

3.	Ratify the appointment of Deloitte & Touche	[ ]	[ ]	[ ]
LLP as Liquidmetal’s independent public
accountants for 2003.

The Board of Directors recommends a vote FOR each of the above proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

Dated:	, 2003

Signature

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on this proxy form. When signing as a partner, corporate officer, attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)